Exhibit 10.4

NATIONSTAR MORTGAGE HOLDINGS INC.
AMENDED AND RESTATED
2012 INCENTIVE COMPENSATION PLAN

The Nationstar Mortgage Holdings Inc. 2012 Incentive Compensation Plan (the “Plan”) was established by Nationstar Mortgage Holdings Inc., a Delaware corporation (the “Company”), effective as of February 24, 2012, and the Company amends and restates the Plan effective as of February 24, 2015.

1.    Purpose of the Plan
This Plan is intended to promote the interests of Nationstar and its shareholders by providing employees, consultants and directors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company and with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.
2.    Definitions
As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a)	“Award” means one or more Stock Incentive Awards and Cash-Based Awards, collectively.

(b)	“Board of Directors” means the Board of Directors of Nationstar.

(c)	“Cash-Based Award” means an award granted pursuant to Section 8 of the Plan.

(d)	“Change in Control” has the meaning assigned to such term in Section 19 of the Plan.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(f)
“Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(g)
“Common Stock” means Nationstar’s Common Stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(h)	“Company” means Nationstar and all of its Subsidiaries, collectively.

(i)	“Covered Employee” means any person who is an executive officer of Nationstar at the time as of which reference to this definition is made.

Exhibit 10.4

(j)	“Effective Date” means February 24, 2012.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)
“Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination (i) the average of the high and low sales prices on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

(m)	“Incentive Pool” means an amount available to be paid to one or more Participants as Performance-Based Compensation, which amount is determined in accordance with Section 162(m) of the Code.

(n)	“Nationstar” means Nationstar Mortgage Holdings Inc., a Delaware corporation and any successor thereto.

(o)	“Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7 of the Plan.

(p)
“Participant” means a director, employee or consultant of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(q)	“Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(r)	“Performance Measures” means such measures as are described in Section 9 on which performance goals are based in order to qualify certain Awards granted hereunder as Performance-Based Compensation.

(s)
“Performance Percentage” means the factor determined pursuant to a Performance Schedule that is to be applied to a Target Award or Incentive Pool and that reflects actual performance compared to the Performance Target.

Exhibit 10.4

(t)
“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award that is intended to qualify as Performance-Based Compensation. Performance Periods may be overlapping.

(u)	“Performance Schedule” means a schedule or other objective method for determining the applicable Performance Percentage to be applied to each Target Award or Incentive Pool.

(v)	“Performance Target” means performance goals and objectives with respect to a Performance Period.

(w)	“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(x)	“Plan” means this Nationstar 2012 Incentive Compensation Plan, as it may be amended from time to time.

(y)	“Securities Act” means the Securities Act of 1933, as amended.

(z)	“Stock Incentive Award” means a Stock Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(aa)	“Stock Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(bb)	“Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(cc)
“Target Award” means a Cash-Based Award of a specific dollar amount or portion of an Incentive Pool, determined by the Committee, pursuant to Performance Measures as described in Section 9 of the Plan.

(dd)	“Voting Securities” means, at any time, Nationstar’s then outstanding voting securities.

3.    Stock Subject to the Plan and Limitations on Cash-Based Awards

(a)    Stock Subject to the Plan
The maximum number of shares of Common Stock that may be covered by Awards granted under the Plan shall not exceed 5,200,000 shares of Common Stock in the aggregate, subject, during the term of the Plan, to annual increases of 150,000 shares of Common Stock on each anniversary of the Effective Date. The shares referred to in the preceding sentences of this paragraph shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be either

Exhibit 10.4

authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.
For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarity, in accordance with the preceding sentence if an Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of a Stock Option or to satisfy any tax withholding requirement in connection with an Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for delivery under the Plan. In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for delivery under the Plan. Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.
(b)    Individual Award Limits
Subject to adjustment as provided in Section 10 of the Plan, the maximum number of shares of Common Stock that may be covered by Awards granted under the Plan to any single Participant in any calendar year shall not exceed 3,000,000 shares. The amount payable to any Participant with respect to any calendar year for all Cash-Based Awards for which the Performance Period is not longer than one year shall not exceed $20,000,000. The amount payable to any Participant with respect to any calendar year for all Cash-Based Awards for which the Performance Period is longer than one year shall not exceed $20,000,000. For purposes of the preceding sentences, the phrase “amount payable with respect to any calendar year” means the amount of cash, or value of other property, required to be paid based on the achievement of applicable Performance Measures during a Performance Period that ends in a calendar year, disregarding any deferral pursuant to the terms of a deferred compensation plan or agreement.

4.    Administration of the Plan
The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), an “outside director” within

Exhibit 10.4

the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and consultants of the Company who shall be granted Awards under the Plan and the amount, type and other terms and conditions of such Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of Nationstar or one of its Subsidiaries to grant Awards to persons who are not “executive officers” of Nationstar (within the meaning of Rule 16a-1 under the Exchange Act), including grants to employees of its Subsidiaries, subject to such restrictions and limitation as the Committee may specify. In addition, the Board of Directors may, consistent with the terms of the Plan, from time to time grant Awards to Directors.
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any agreement evidencing any Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.
Upon the occurrence of a Change in Control, the Committee shall have full discretionary authority to (i) accelerate the vesting of any Award, and/or (ii) provide for payment of any Award.
On or after the date of grant of an Award under the Plan, the Committee may (i) accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.
No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Nationstar shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or

Exhibit 10.4

expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.    Eligibility
The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those employees and consultants of the Company and directors whom the Committee shall select from time to time, including those key employees (including officers of Nationstar, whether or not they are directors) who are largely responsible for the management, growth and protection of the business of the Company. Each Award granted under the Plan shall be evidenced by an instrument in writing in form and substance approved by the Committee.
6.    Stock Options
The Committee may from time to time grant Stock Options, subject to the following terms and conditions:
(a)    Exercise Price
The exercise price per share of Common Stock covered by any Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Stock Option is granted. Each Stock Option granted hereunder is intended to be a non-qualified Stock Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(b)    Term and Exercise of Stock Options
(1)    Each Stock Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Stock Option is granted; provided, however that no Stock Option shall be exercisable after the expiration of ten years from the date such Stock Option is granted; and, provided, further, that each Stock Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Stock Option.
(2)    Each Stock Option may be exercised in whole or in part; provided, however that no partial exercise of a Stock Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of a Stock Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(3)    A Stock Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

Exhibit 10.4

(4)    Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Stock Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine.
(c)    Effect of Termination of Employment or Other Relationship
The agreement evidencing the award of each Stock Option shall specify the consequences with respect to such Stock Option of the termination of the employment, service as a director or other relationship between the Company and the Participant holding the Stock Option.
7.    Other Stock-Based Awards
The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be designed to qualify as Performance-Based Compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such award.
8.    Cash-Based Awards
The Committee may grant Cash-Based Awards with respect to any Performance Period, subject to the terms and conditions of the Plan. Cash-Based Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash-Based Award” shall exclude any Stock Option or Other Stock-Based Award. Cash-Based Awards may be designed to qualify as Performance-Based Compensation. Without limiting the generality of the foregoing, a Cash-Based Award may provide for Target Awards based on allocation among Participants of an Incentive Pool.
9.    Performance-Based Compensation
(a)    Calculation
The amount payable with respect to an Award that is intended to qualify as Performance-Based Compensation shall be determined in any manner permitted by Section 162(m) of the Code.

Exhibit 10.4

(b)    Discretionary Reduction
The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award that is intended to qualify as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.
(c)    Performance Measures
The performance goals upon which the payment or vesting of any Award (other than Stock Options and stock appreciation rights) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures: (i) net income or operating net income (before or after taxes, interest, depreciation, amortization, and/or nonrecurring/unusual items), (ii) return on assets, return on capital, return on equity, return on economic capital, return on other measures of capital, return on sales or other financial criteria, (iv) revenue or net sales, (v) gross profit or operating gross profit, (vi) cash flow, (vii) productivity or efficiency ratios, (viii) share price or total shareholder return, (ix) earnings per share, (x) budget and expense management, (xi) customer and product measures, including market share, high value client growth, and customer growth, (xii) working capital turnover and targets, (xiii) margins, and (xiv) economic value added or other value added measurements, and (xv) any other measure of financial performance that can be determined pursuant to U.S. generally accepted accounting principles, or any combination of any of the foregoing, in any such case (x) considered absolutely or relative to historic performance or relative to one or more other businesses and (y) determined for the Company or any business unit or division thereof.
Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) Performance Targets for such Performance Period, (b) Target Awards for each Participant, and (c) Performance Schedules for such Performance Period.
The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.
Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures. In addition, the

Exhibit 10.4

Committee may, subject to the terms of the Plan, amend previously granted Awards in a way that disqualifies them as Performance-Based Compensation.
10.    Adjustment Upon Certain Changes
(a) Shares Available for Grants
In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards and the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Awards to any individual Participant in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other similar event or transaction, the Committee may, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares of Common Stock with respect to which Awards may be granted.

(b)	Increase or Decrease in Issued Shares Without Consideration
Subject to any required action by the shareholders of Nationstar, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee may, to the extent deemed appropriate by the Committee, adjust the number of shares of Common Stock subject to each outstanding Award and the exercise price per share of Common Stock of each such Award.

(c)	Certain Mergers
Subject to any required action by the shareholders of Nationstar, in the event that Nationstar shall be the surviving corporation in any merger, consolidation or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of such surviving corporation, the Committee may, to the extent deemed appropriate by the Committee, adjust each Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Award would have received in such merger or consolidation.

(d)	Certain Other Transactions
In the event of (i) a dissolution or liquidation of Nationstar, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving Nationstar in which Nationstar is not the surviving corporation or (iv) a merger, consolidation or similar transaction involving Nationstar in which Nationstar is

Exhibit 10.4

the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:
(i) cancel, effective immediately prior to the occurrence of such event, each Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award equal to the value, as determined by the Committee in its reasonable discretion, of such Award, provided that with respect to any outstanding Stock Option such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Stock Option; or
(ii) provide for the exchange of each Award (whether or not then exercisable or vested) for an Award with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the Award, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

(e)	Other Changes
In the event of any change in the capitalization of Nationstar or corporate change other than those specifically referred to in paragraphs (b), (c) or (d), the Committee may make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in such other terms of such Awards as the Committee may consider appropriate.
(f)    Cash-Based Awards
In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (e) hereof, the Committee may, in its sole discretion, make such adjustments in any Performance Schedule, Performance Target or Target Award, and in such other terms of any Cash-Based Awards, as the Committee may consider appropriate in respect of such transaction or event, provided that such adjustment is consistent with the requirements of Section 162(m) of the Code and the regulations thereunder.

Exhibit 10.4

(g)	No Other Rights
Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Nationstar or any other corporation. Except as expressly provided in the Plan, no issuance by Nationstar of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.
(h)    Savings Clause

No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.
11.    Rights Under the Plan
No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date of the issuance of a stock certificate or of the entry on the Company’s books with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued or book entry is made. Nothing in this Section 11 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.
The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.
12.    No Special Employment Rights; No Right to Award
(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.
(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

Exhibit 10.4

13.    Securities Matters

(a)    Nationstar shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Nationstar shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Nationstar is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b)    The exercise of any Stock Option granted hereunder shall only be effective at such time as counsel to Nationstar shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Nationstar may, in its sole discretion, defer the effectiveness of an exercise of a Stock Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws. Nationstar shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of a Stock Option or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of a Stock Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.    Withholding Taxes

(a)    Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise of a Stock Option or the grant or vesting of an Award, and whenever any amount shall become payable in respect of any Award, Nationstar shall have the right to require the Participant to remit to Nationstar in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to the delivery of any certificate or certificates or the entry on the Company’s books for such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, Nationstar shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(b)    Stock Remittance

Exhibit 10.4

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, the Participant may tender to Nationstar a number of shares of Common Stock having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c)    Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, Nationstar shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the minimum federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15.    Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, regulation or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 15 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.
16.    No Obligation to Exercise

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

Exhibit 10.4

17.    Transfers Upon Death

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind Nationstar unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

18.    Expenses and Receipts

The expenses of the Plan shall be paid by Nationstar. Any proceeds received by Nationstar in connection with any Award will be used for general corporate purposes.

19.    Definition of Change in Control.
As used in any instrument governing the terms of any Award, the term “Change in Control” means the occurrence of any of the following, provided that any of the following actions by Fortress Investment Group LLC or its affiliates shall not constitute a Change in Control:
(i)    any one person, or more than one person acting as a group (as defined under U.S. Department of Treasury Regulation (“Treasury Regulation”) § 1.409A-3(i)(5)(v)(B)) acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company;
(ii)    any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company;
(iii)    a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election.
The foregoing clauses (i) through (iii) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5)(i) will be deemed to be a Change in Control for purposes of this Plan.

Exhibit 10.4

20.    Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

21.    Term of Plan

No grants of Awards may be made under the Plan after February 24, 2021.